UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Gray Television, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 4, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Gray Television, Inc. (“Gray”) will be held at 9:30 a.m., local time, on Wednesday, May 4, 2005, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, for the purpose of considering and acting upon:

•	The election of eleven members of Gray’s Board of Directors; and

•	Such other business and matters or proposals as may properly come before the meeting.

     Only holders of record of Gray common stock, no par value per share (the “Common Stock”) and Gray Class A common stock, no par value per share (the “Class A Common Stock”), at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the annual meeting.

     Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the proxy card, by accessing the Internet site listed on the proxy card or by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
J. Mack Robinson
Chairman and Chief Executive Officer

Atlanta, Georgia
April 12, 2005

GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

PROXY STATEMENT
For Annual Meeting of Shareholders
to be Held on May 4, 2005

     This proxy statement is being furnished by the Board of Directors of Gray Television, Inc., a Georgia corporation (which we refer to as “Gray,” “we,” or “us”), to the holders of Gray common stock, no par value per share (the “Common Stock”), and Gray Class A common stock, no par value per share (the “Class A Common Stock”), in connection with the solicitation of proxies by Gray’s Board of Directors for use at the 2005 Annual Meeting of Shareholders (the “2005 Annual Meeting”) to be held at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, on Wednesday, May 4, 2005, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy by Internet or by telephone, by delivering written notice of the revocation of the proxy to Gray’s Secretary prior to the 2005 Annual Meeting, or by attending and voting at the 2005 Annual Meeting. Attendance at the 2005 Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted prior to the 2005 Annual Meeting.

     If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors and in accordance with the discretion of the named proxies on other matters properly brought before the 2005 Annual Meeting.

     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by Gray. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of Gray, who will not receive additional compensation therefore, in person or by telephone, telegraph or facsimile transmission. Gray also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Common Stock and the Class A Common Stock as of the record date for the 2005 Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At April 1, 2005, 42,920,348 shares of the Common Stock were outstanding and 5,752,845 shares of the Class A Common Stock were outstanding. Only shareholders of record at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the 2005 Annual Meeting. This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 12, 2005.

VOTING REQUIREMENTS

Record Date and Voting Rights

     Gray’s Board of Directors has fixed the close of business on April 1, 2005 as the record date for determining holders of the Common Stock and the Class A Common Stock entitled to notice of, and to vote at, the 2005 Annual Meeting. Only holders of record of the Common Stock and/or the Class A Common Stock on that date will be entitled to notice of, and to vote at, the 2005 Annual Meeting. Shareholders of record may vote by either:

•	attending the 2005 Annual Meeting;

•	the Internet at http://www.proxyvoting.com/gtn;

•	the telephone at 1-866-540-5760 as directed on the enclosed proxy card; or

•	completing and mailing the enclosed proxy card.

Instructions for voting are included on the enclosed proxy card.

     As of the record date, April 1, 2005, 42,920,348 shares of the Common Stock and 5,752,845 shares of the Class A Common Stock were outstanding. Each share of the Common Stock is entitled to one vote and each share of the Class A Common Stock is entitled to ten votes. The total number of possible votes is 100,448,798 A number of votes equal to or greater than a majority of possible votes, or 50,224,400 votes (including abstentions and broker non-votes), will constitute a quorum. No business may be transacted at the 2005 Annual Meeting without a quorum. Abstentions and broker non-votes (where a broker submits a proxy but does not have discretionary authority to vote a customer’s shares on such proposal when specific instructions are not received) will be counted as present for purposes of determining a quorum.

Required Votes

     With respect to the election of directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the eleven nominees receiving the most votes will be elected. Votes withheld from any nominee, if a quorum is present, will have no effect on the outcome of voting for directors. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

     The holders of the Common Stock and the Class A Common Stock are not entitled to appraisal rights under Georgia law with respect to the proposal set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     At the 2005 Annual Meeting, eleven directors are to be elected to hold office (subject to Gray’s bylaws) until Gray’s next annual meeting of shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which Gray’s management has no reason to anticipate, your proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the 2005 Annual Meeting, or, if no substitute is selected by management prior to or at the 2005 Annual Meeting, a motion to reduce the membership of the board to the number of nominees available will be presented.

     Our Board of Directors unanimously recommends that you vote “FOR” the election of those directors specified in this proxy statement.

     Set forth below is information concerning each of the nominees.

	Director
Name	Since	Age	Position
William E. Mayher, III	1990	66	Chairman of the Board of Directors
J. Mack Robinson	1993	81	Director, Chairman and Chief Executive Officer
Robert S. Prather, Jr.	1993	60	Director, President and Chief Operating Officer
Hilton H. Howell, Jr.	1993	43	Director, Vice Chairman
Richard L. Boger	1991	58	Director
Ray M. Deaver	2002	64	Director
T. L. Elder	2003	66	Director
Zell B. Miller	2005	73	Director
Howell W. Newton	1991	58	Director
Hugh E. Norton	1987	72	Director
Harriett J. Robinson	1997	74	Director

     J. Mack Robinson has been Gray’s Chairman and Chief Executive Officer since September 2002. Prior to that, he was Gray’s President and Chief Executive Officer from 1996 through September 2002. He is the Chairman of the Executive Committee of Gray’s Board of Directors. Mr. Robinson has served as Chairman of the Board of Bull Run Corporation, since 1994, Chairman of the Board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1988 until 1995 and Chairman of the Board of Atlantic American Corporation since 1974. Mr. Robinson also serves as a director of the following companies: Bankers Fidelity Life Insurance Company, American Independent Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. He is a director emeritus of Wachovia Corporation. Mr. Robinson is the husband of Mrs. Harriett J. Robinson and the father-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s Board of Directors.

     Robert S. Prather, Jr. has served as Gray’s President and Chief Operating Officer since September 2002. Prior to that, he served as Gray’s Executive Vice President-Acquisitions from 1996 through September 2002. He is a member of the Executive Committee of Gray’s Board of Directors. He has served as President and Chief Executive Officer and a director of Bull Run Corporation, since 1992. He serves as an advisory director of Swiss Army Brands, Inc. and serves on the Board of Trustees of the

Georgia World Congress Center Authority and also serves as a member of the Board of Directors for Gabelli Asset Management and Victory Ventures, Inc.

     Hilton H. Howell, Jr. has been Gray’s Vice Chairman since September 2002. Prior to that, he was Gray’s Executive Vice President since September 2000. He is a member of Gray’s Executive Committee. He has served as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995 and Executive Vice President from 1992 to 1995. He has been Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1991, and Vice Chairman of Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. He has been a director, Vice President and Secretary of Bull Run Corporation since 1994. Mr. Howell also serves as a director of the following companies: Atlantic American Corporation, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company, American Safety Insurance Company, Association Casualty Insurance Company and Association Risk Management General Agency. He is the son-in-law of Mr. J. Mack Robinson and Mrs. Harriett J. Robinson, both members of Gray’s Board of Directors.

     William E. Mayher, III is a member of the Executive Committee, the Audit Committee, the Management Personnel Committee and the 2002 Long Term Incentive Plan Committee of Gray’s Board of Directors and has served as Chairman of Gray’s Board of Directors since August 1993. Dr. Mayher was a neurosurgeon in Albany, Georgia from 1970 to 1998. Dr. Mayher is immediate past Chairman of the Medical College of Georgia Foundation and a past member of the Board of Directors of the American Association of Neurological Surgeons. He also serves as a director of Palmyra Medical Centers.

     Richard L. Boger is a member of the Audit Committee of Gray’s Board of Directors. Mr. Boger has been President and Chief Executive Officer of Lex-Tek International, Inc., an insurance software company, since February 2002 and was previously President and Chief Executive Officer of Export Insurance Services, Inc., an insurance brokerage and agency. Since July 2003, he has also served a business manager for Owen Holdings, LLLP, a Georgia Limited Liability Limited Partnership and since July 2004, has served as General Partner of Shawnee Meadow Holdings, LLLP, a Georgia Limited Liability Limited Partnership. Mr. Boger has also been a director of CornerCap Group of Funds, a “Series” investment company since prior to 1992.

     Ray M. Deaver is Chairman of the Management Personnel Committee of Gray’s Board of Directors and a member of the 2002 Long Term Incentive Plan Committee. Prior to his appointment to Gray’s Board of Directors, Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement on December 31, 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999. Prior to 1995, he was Vice President of KWTX Broadcasting Company and Brazos Broadcasting Company.

     T.L. (Gene) Elder is a member of Gray’s Audit Committee. Until May 2003, Mr. Elder was a partner of Tatum CFO Partners, LLP, a national firm of career chief financial officers, and since 2004 has been a Senior Partner of that firm.

     Zell B. Miller was U.S. Senator from Georgia from July 2000 until his retirement December 31, 2004. Prior to that time he was Governor of the State of Georgia from 1991-1999 and Lieutenant Governor from 1975-1991. He is an honorary member of the Board of Directors of United Community Banks in Blairsville, Georgia.

     Howell W. Newton is Chairman of the Audit Committee of Gray’s Board of Directors. Mr. Newton has been President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since 1978.

     Hugh E. Norton is Chairman of the 2002 Long Term Incentive Plan Committee and is a member of the Management Personnel Committee of Gray’s Board of Directors. Mr. Norton was President of Norco, Inc., an insurance agency, from 1973 to 2003. Mr. Norton also is a real estate developer in Destin, Florida.

     Harriett J. Robinson has been a director of Atlantic American Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of Mr. J. Mack Robinson and the mother-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s Board of Directors.

OTHER MATTERS

     Our Board of Directors knows of no other matters to be brought before the 2005 Annual Meeting. However, if any other matters are properly brought before the 2005 Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

CORPORATE GOVERNANCE

     Gray is in compliance with the New York Stock Exchange (the “NYSE”) corporate governance rules, which were adopted in connection with the Sarbanes-Oxley Act of 2002. The Company has adopted a Code of Ethics that applies to all of its directors, executive officers and employees. If any waiver of this Code is granted, the waiver will be disclosed in a Securities and Exchange Commission (the “SEC”) filing on Form 8-K. Our Code of Ethics and the written charters of our Audit Committee and our Management Personnel Committee, acting as our Nominating and Corporate Governance Committee and Compensation Committee, as well as our Corporate Governance Principles, are available on our website at www.graytvinc.com. All such information is also available in print to any shareholder upon request by telephone at (229) 888-9378.

     Our Board of Directors has determined that all of its directors, except for Mr. Robinson, due to his status as an executive officer, Mr. Prather, due to his status as an executive officer, Mr. Howell, due to his status as an executive officer, and Mrs. Robinson, due to her family relationships with Mr. Robinson and Mr. Howell, are independent within the meaning of Section 303A.02(b) of the NYSE listing standards. Consequently, our Board of Directors has determined that seven of Gray’s eleven directors are independent within the meaning of the listing standards of the NYSE.

     Gray encourages shareholder communication with its Board of Directors. Any shareholder who wishes to communicate with the Board of Directors or with any particular director, including any independent director, may send a letter to the Secretary of the Corporation at Gray Television, Inc., Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006. Any communication should indicate that you are a Gray shareholder and clearly specify that such communication is intended to be made to the entire Board of Directors or to one or more particular directors.

     The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of the shareholders. All members of Gray’s Board of Directors at the time of the 2004 Annual Meeting of Shareholders attended the 2004 Annual Meeting of Shareholders.

BOARD COMMITTEES AND MEMBERSHIP

     Gray’s Board of Directors has an Executive Committee. The Executive Committee has and may exercise all of the lawful authority of the full Board of Directors in the management and direction of the affairs of Gray, except as otherwise provided by law or as otherwise directed by Gray’s Board of Directors. All actions by the Executive Committee are subject to revision and alteration by Gray’s Board of Directors, provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee did not meet during 2004. The members of the Executive Committee are Messrs. Howell, Mayher, Prather and Robinson.

     Gray’s Board of Directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Gray’s independent registered public accounting firm, as well as Gray’s accounting policies and system of internal accounting controls, and to review and approve any transactions between Gray and its directors, officers or significant shareholders. The Audit Committee is governed by a written Audit Committee Charter which was approved and adopted in its current form by the Board of Directors in February of 2004, was attached as an appendix to Gray’s 2004 Proxy Statement, and can be found on Gray’s corporate website at www.graytvinc.com. The Audit Committee held nine meetings during 2004. The members of the Audit Committee are Messrs. Boger, Elder, Mayher and Newton. The Board of Directors has determined that T.L. (Gene) Elder is an “audit committee financial expert” as that term is defined under recently adopted regulations of the SEC. The Board of Directors has determined that all members of the Audit Committee are independent in accordance with NYSE and SEC rules governing audit committee member independence. The report of the Audit Committee is set forth under the heading “Report of Audit Committee.”

     Gray’s Board of Directors has a Management Personnel Committee, the purpose of which is to make recommendations with respect to executive salaries, bonuses and compensation. As such, the Management Personnel Committee also serves as Gray’s Compensation Committee. The Management Personnel Committee held four meetings in 2004, and its members are Messrs. Deaver, Mayher, and Norton. The Board of Directors has determined that all members of the Management Personnel Committee are independent in accordance with NYSE rules governing independence. The report of the Management Personnel Committee is set forth under the heading “Report of Management Personnel Committee.”

     In addition to acting as Gray’s Compensation Committee, the Management Personnel Committee also acts as Gray’s Nominating and Corporate Governance Committee. The Management Personnel Committee has adopted written charters to govern its activities as the Compensation Committee and the Nominating and Corporate Governance Committee, respectively, copies of which are available on Gray’s corporate website at www.graytvinc.com. In this function, the committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of Gray, recommending candidates to the Board of Directors for all directorships, evaluating the set of corporate governance principles and guidelines applicable to Gray that the Board of Directors has adopted, and overseeing the evaluation of the Board of Directors and management. In recommending candidates to the Board of Directors for nomination as directors, the Management Personnel Committee considers such factors as it deems appropriate, consistent with its charter, including but not limited to judgment, skills, diversity, integrity and experience. The committee does not assign a particular weight to these individual factors. Rather, the committee looks for a unit of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors. Historically, Gray has not used a recruiting firm to assist with this process.

     The Management Personnel Committee will consider recommendations for director nominees submitted by shareholders. The Management Personnel Committee’s evaluation of candidates recommended by Gray Shareholders does not differ materially from its evaluation of candidates recommended from other sources. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to the Secretary of Gray, giving the candidate’s name, biographical data and qualifications. The foregoing information should be forwarded to the Nominating and Corporate Governance Committee, c/o Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006.

     Gray’s Board of Directors has a 2002 Long Term Incentive Plan Committee, the purpose of which is to make recommendations concerning grants of stock options, awards and grants under the 2002 Long Term Incentive Plan, the Gray Television, Inc. Directors’ Restricted Stock Plan (the “Directors’ Restricted Stock Plan”) and the Employee Stock Purchase Plan and is the Committee designated to administer the Employee Stock Purchase Plan. The 2002 Long Term Incentive Plan Committee held one meeting in 2004, and its members are Messrs. Deaver, Mayher and Norton.

     Gray’s Board of Directors held four meetings during 2004. During 2004, each of the directors attended at least 75% of the aggregate number of meetings of the board and meetings of all committees of the board on which such directors served.

BENEFICIAL SHARE OWNERSHIP

     The following table sets forth certain information regarding the ownership of the Class A Common Stock and the Common Stock as of March 29, 2005 by (i) any person who is known to us to be the beneficial owner of more than five percent of the Class A Common Stock or the Common Stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers named in the Summary Compensation Table herein as a group. Warrants and options to acquire the Class A Common Stock or the Common Stock included in the amounts listed below are currently exercisable or will be exercisable within 60 days after March 29, 2005.

					Combined
					Voting
	Class A				Percent of
	Common Stock		Common Stock		Common
	Beneficially Owned		Beneficially Owned		and Class A
	(GTN.A)		(GTN)		Common
Name	Shares	Percent	Shares	Percent	Stock
Robert A. Beizer (1)	-0-	*	41,500	*	*
Richard L. Boger	3,736	*	14,931	*	*
Ray M. Deaver	-0-	*	312,696	*	*
T. L. Elder	-0-	*	6,000	*	*
Hilton H. Howell, Jr. (2) (3)	705,180	12.2%	474,197	1.1%	7.5%
William E. Mayher, III	13,500	*	24,750	*	*
Zell B. Miller	-0-	*	5,500	*	*
Howell W. Newton	2,625	*	8,551	*	*
Hugh E. Norton	13,500	*	24,750	*	*
Robert S. Prather, Jr. (4)	241,067	4.2%	436,656	1.0%	2.8%
Harriett J. Robinson (3) (5) (6)	3,049,600	49.7%	741,721	1.7%	29.9%
J. Mack Robinson (3) (6) (7)	3,049,600	49.7%	741,721	1.7%	29.9%
James C. Ryan (1)	-0-	*	76,859	*	*
Thomas J. Stultz	2,250	*	1,160	*	*
Baron Capital Group, Inc. (8)	-0-	*	3,003,007	7.0%	3.0%
Mario J. Gabelli (9)	360,000	6.3%	4,743,088	11.1%	8.3%
Dimensional Fund Advisors Inc. (10)	-0-	*	2,947,800	6.9%	2.9%
Olstein & Associates, L.P. (11)	-0-	*	2,718,600	6.3%	2.7%
George H. Nader (12)	359,998	6.3%	-0-	*	3.6%
All directors and named executive officers as a group (13 persons)	3,445,353	56.0%	1,996,220	4.6%	34.6%

* Less than 1%.

(1)	Includes options to purchase the Common Stock, as follows: Mr. Beizer – 40,000 shares of the Common Stock and Mr. Ryan – 70,000 shares of Common Stock.

(2)	Includes 59,075 shares of the Class A Common Stock owned by Mr. Howell’s wife directly and as trustee for her children, as to which shares he disclaims beneficial ownership. Also includes options to purchase 111,700 shares of Common Stock. Mr. Howell’s address is 4370 Peachtree Road, NE, Atlanta, Georgia 30319.

(3)	Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 548,605 shares of the Class A Common Stock and 173,000 shares of the Common Stock owned by certain companies of which Mr. Howell is an officer and a director, Mr. Robinson is an officer, director and a principal or sole shareholder and Mrs. Robinson is a director. Also includes warrants to purchase 37,500 shares of the Class A Common Stock owned by one of these companies.

(4)	Includes 225 shares of the Class A Common Stock and 200 shares of the Common Stock owned by Mr. Prather’s wife, as to which shares he disclaims beneficial ownership. Includes options to purchase 9,337 shares of the Class A Common Stock and options to purchase 327,000 shares of the Common Stock.

(5)	Includes: (a) an aggregate of 405,775 shares of the Class A Common Stock and 117,471 shares of the Common Stock, options to purchase 10,000 shares of the Class A Common Stock, options to purchase 327,000 shares of the Common

Stock and warrants to purchase 75,000 shares of the Class A Common Stock owned by Mrs. Robinson’s husband; (b) warrants to purchase 112,500 shares of the Class A Common Stock; and (c) 1,062,380 shares of the Class A Common Stock, 43,750 shares of the Common Stock and warrants to purchase 150,000 shares of the Class A Common Stock owned by Mrs. Robinson, as trustee for her daughters. Mrs. Robinson disclaims beneficial ownership of all such securities. Mrs. Robinson’s address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(6)	Includes as to Mr. Robinson and Mrs. Robinson, an aggregate of 56,200 shares of the Class A Common Stock owned by Gulf Capital Services, Ltd.

(7)	Includes: (a) options to purchase 10,000 shares of the Class A Common Stock and options to purchase 327,000 shares of the Common Stock; (b) warrants to purchase 75,000 shares of the Class A Common Stock held by Mr. Robinson; and (c) 1,654,020 shares of the Class A Common Stock and 124,250 shares of the Common Stock owned by Mr. Robinson’s wife directly and as trustee for their daughters, warrants to purchase 262,500 shares of the Class A Common Stock held by Mr. Robinson’s wife directly and as trustee for their daughters. Mr. Robinson disclaims beneficial ownership of all such securities. Mr. Robinson’s address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(8)	This information was furnished to Gray on a Schedule 13G/A filed by Baron Capital Group, Inc. The Schedule 13G/A reports beneficial ownership of the Common Stock as follows: BAMCO, Inc. – 2,839,000 and Baron Capital Management – 164,007. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, New York, New York.

(9)	This information was furnished to Gray on a Schedule 13D/A filed by Gabelli Funds, Inc. and also by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D/A reports the beneficial ownership of the Class A Common Stock as follows: Gabelli Funds, LLC –80,800 shares; GAMCO Investors, Inc.-244,200 shares and MJG Associates, Inc. – 35,000. The Schedule 13D/A reports the beneficial ownership of the Common Stock as follows: Gabelli Funds, LLC –1,332,000 shares; GAMCO Investors, Inc. – 3,312,118 shares, Gabelli Securities, Inc. – 40,770, Gabelli Advisers, Inc. –34,500 shares and MJG Associates, Inc. – 23,700. The address of Mr. Gabelli and Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580.

(10)	This information was furnished to Gray on a Schedule 13G filed by Dimensional Fund Advisors Inc. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(11)	This information was furnished to Gray on a Schedule 13G filed by Olstein & Associates, L.P. The address of Olstein & Associates, L.P. is 4 Manhattanville Road, Purchase, New York 10577.

(12)	Mr. Nader’s address is P.O. Box 271, West Point, Georgia 31833.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation of Gray’s Chief Executive Officer and the four other most highly compensated executive officers for the year ended December 31, 2004 and one individual who would have been included but for the fact that he was not serving as an executive officer at the end of 2004 (the “named executive officers”).

Summary Compensation Table

				Long Term
				Compensation Awards
					Securities
				Restricted	Underlying
Name and	Annual Compensation			Stock	Options	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards	SARs (#)	Compensation ($)
J. Mack Robinson,	2004	350,000	400,000	13,530	50,000	45,471	(1)
Chairman, Chief	2003	350,000	250,000	48,750	40,000	36,205	(1)
Executive Officer	2002	200,000	-0-	-0-	177,000	28,755	(1)
and Director

Robert S. Prather, Jr.	2004	650,000	650,000	13,530	50,000	49,298	(2)
President and	2003	450,000	275,000	1,420,750	41,000	35,300	(2)
Chief Operating Officer and Director	2002	220,000	275,000	-0-	177,000	23,045	(2)

Thomas J. Stultz,	2004	300,000	100,000	-0-	-0-	8,397	(3)
Vice President,	2003	265,000	150,000	-0-	-0-	8,116	(3)
President-Publishing Division	2002	255,000	150,000	-0-	32,500	7,866	(3)

James C. Ryan	2004	250,000	150,000	-0-	-0-	5,888	(4)
Senior Vice	2003	225,000	100,000	-0-	11,250	5,661	(4)
President & Chief Financial Officer	2002	182,000	125,000	-0-	45,000	5,393	(4)

Robert A. Beizer,	2004	285,000	25,000	-0-	-0-	18,321	(5)
Vice President-Law	2003	275,000	10,000	-0-	10,500	12,378	(5)
& Development	2002	250,000	-0-	-0-	-0-	8,166	(5)

Hilton H. Howell, Jr.	2004	100,000	75,000	13,530	-0-	35,000	(6)
Vice Chairman and	2003	100,000	-0-	48,750	-0-	25,500	(6)
Director	2002	-0-	-0-	-0-	31,700	16,600	(6)

(1)	For 2004, includes term life insurance premiums of $8,771, matching contributions by Gray’s 401(k) plan of $4,500 and director’s fees of $32,200. For 2003, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,500 and director’s fees of $25,500. For 2002, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,250 and director’s fees of $18,300.

(2)	For 2004, includes term life insurance of $8,849, long-term disability insurance premium payments of $2,249, matching contributions by Gray’s 401(k) plan of $6,000 and director’s fees of $32,200. For 2003, includes term life insurance of $3,096, long-term disability insurance premium payments of $2,249, matching contributions by Gray’s 401(k) plan of $4,455 and director’s fees of $25,500. For 2002, includes term life insurance premiums of $3,096, long-term disability insurance premium payments of $2,249 and director’s fees of $17,700.

(3)	For 2004, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $2,075 and long-term disability insurance premium payments of $1,822. For 2003, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $1,794 and long-term disability insurance premium payments of $1,822. For 2002, includes matching contributions by Gray to its 401(k) plan of $4,250, term life insurance premiums of $1,794 and long-term disability insurance premium payments of $1,822.

(4)	For 2004, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $882 and long-term disability insurance premium payments or accruals of $506. For 2003, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $655 and long-term disability insurance premium payments or accruals of $506. For 2002, includes matching contributions by Gray to its 401(k) plan of $4,250, term life insurance premiums of $637 and long-term disability insurance premium payments or accruals of $506.

(5)	For 2004, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $11,196 and long-term disability insurance premium payments or accruals of $2,625. For 2003, includes matching contributions by Gray to its 401(k) plan of $4,500, term life insurance premiums of $5,148 and long-term disability insurance premium payments or accruals of $2,730. For 2002, includes matching contributions by Gray to its 401(k) plan of $288, term life insurance premiums of $5,148 and long-term disability insurance premium payments or accruals of $2,730

(6)	For 2004, includes term life insurance premiums of $300, matching contributions by Gray’s 401(k) plan of $2,500 and director’s fees of $32,200. For 2003, includes director’s fees of $25,500. For 2002, includes director’s fees of $16,600.

Stock Options Granted in 2004

     Under the 2002 Long Term Incentive Plan, which was approved by Gray’s shareholders on September 16, 2002, all officers and key employees are eligible for grants of stock options and other stock-based awards. At December 31, 2004, the total number of shares authorized for issuance for future awards under the 2002 Long Term Incentive Plan was 3,447,560 shares of the Common Stock, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting shareholders of Gray.

     The 2002 Long Term Incentive Plan is administered by the 2002 Long Term Incentive Plan Committee, which consists of members of the Management Personnel Committee of the Board of Directors who are not eligible for selection as participants under the Plan. The Plan is intended to provide additional incentives and motivation for our employees. The 2002 Long Term Incentive Plan Committee is authorized in its sole discretion to determine the individuals to whom options will be granted, the type and amount of such options and awards and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Plans, among other things. The following table contains information on stock options granted during the year ended December 31, 2004. Options that were granted during 2004 were under the 2002 Long Term Incentive Plan and were options to purchase the Common Stock. No stock appreciation rights were granted in 2004.

Option Grants In 2004

Potential Realizable
	Individual Grants				Value at Assumed
	Number of	% Of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted To	Exercise or		Appreciation for
	Options	Employees in	Base Price	Expiration	Option Term (1)
Name	Granted	2004	($/Share)	Date	5% ($)	10% ($)
Mr. Robinson	50,000	33.1	14.06	11/19/2007	194,226	429,189

Mr. Prather	50,000	33.1	14.06	11/19/2007	194,226	429,189

Mr. Stultz	-0-	-0-	-0-	-0-	-0-	-0-

Mr. Ryan	-0-	-0-	-0-	-0-	-0-	-0-

Mr. Beizer	-0-	-0-	-0-	-0-	-0-	-0-

Mr. Howell	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Gray’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and the Common Stock holdings will be dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected would be received by the option holder.

Stock Options Exercised

     The following table sets forth information about stock options that were exercised during 2004 and the number of shares and the value of grants outstanding as of December 31, 2004 for each named executive officer.

Aggregated Option Exercises in 2004
and December 31, 2004 Option Values

		Shares		Number of Securities		Value of Unexercised
	Class of	Acquired	Value	Underlying Unexercised		In-The-Money
	Common	On	Realized	Options at 12/31/04		Options at 12/31/04 ($) (1)
Name	Stock	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Robinson	Class A	-0-	-0-	10,000	-0-	-0-	-0-
	Common	-0-	-0-	277,000	90,000	1,324,090	192,000

Mr. Prather	Class A	-0-	-0-	9,337	-0-	-0-	-0-
	Common	50,000	54,000	277,000	91,000	1,324,090	195,000

Mr. Stultz	Common	32,500	98,600	-0-	-0-	-0-	-0-

Mr. Ryan	Common	-0-	-0-	70,000	11,250	332,125	33,750

Mr. Beizer	Common	21,000	39,480	29,500	10,500	163,725	63,315

Mr. Howell	Common	-0-	-0-	111,700	-0-	573,859	-0-

(1)	Value is based on the closing price of the Class A Common Stock and the Common Stock of $14.15 and $15.50, respectively at December 31, 2004, less the exercise price.

Retirement Plan

     Gray sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of all of its subsidiaries, which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final 10 years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final 10 years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, annual estimated pension payments upon retirement of participating employees in specified salary classifications are shown in the following table:

Pension Plan Table

	Years of Service
Remuneration (1)	10	15	20	25	30	35
$15,000	$1,350	$2,013	$2,673	$3,333	$3,300	$3,300
25,000	2,250	3,355	4,455	5,555	5,500	5,500
50,000	4,723	6,955	9,155	11,355	11,000	11,000
75,000	8,473	11,960	15,260	18,560	16,500	16,500
100,000	12,223	16,965	21,365	25,765	22,000	22,000
150,000	19,723	26,975	33,575	40,175	33,000	33,000
200,000	27,223	36,985	45,785	54,585	44,201	44,000
250,000 and above	27,473	37,937	47,583	57,228	47,029	44,367

(1)	Five-year average annual compensation .

     Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the pension compensation paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee’s contribution to the Gray Television, Inc. Capital Accumulation Plan (the “Capital Accumulation Plan”), described below. Pension compensation for 2004 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 2004 for services in 2003 rather than the incentive awards paid in 2005 for services in 2004. The maximum annual compensation considered for pension benefits under the plan in 2004 was $200,000.

     Benefits are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

     As of December 31, 2004, the named executive officers of Gray have the following years of credited service:

Name	Years of Credited Service
J. Mack Robinson	6
Robert S. Prather, Jr.	3
Thomas J. Stultz	9 (terminated 12/31/2004)
James C. Ryan	6
Robert A. Beizer	9
Hilton H. Howell	2

Capital Accumulation Plan

     Effective October 1, 1994, we adopted the Capital Accumulation Plan for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended.

     Contributions to the Capital Accumulation Plan are made by the employees of Gray. Gray matches a percentage of each employee’s contribution which does not exceed 6% of the employee’s gross pay. The percentage to be matched by Gray is determined by the Board of Directors before the beginning of each calendar year and is made with a contribution of the Common Stock. The percentage of the employee’s contribution (up to 6% of the employee’s gross pay) matched by Gray for the year ended December 31, 2004 was 50%. In addition, during 2004 Gray made an additional contribution to each participant in the Capital Accumulation Plan equal to 2% of such participant’s annual salary for the year ended December 31, 2004. Gray’s matching contributions vest based upon an employee’s number of years of service, over a period not to exceed three years.

Compensation of Directors

     The standard arrangement for directors’ fees is set forth in the table below.

Description	Amount
Chairman of the Board’s annual retainer fee	$35,000
Director’s annual retainer fee	30,000
Director’s fee per board meeting	2,000
Chairman of the Board fee per board meeting	3,000
Audit Committee chairman fee per committee meeting	3,000
Audit Committee member fee per committee meeting	2,500
Other Committee chairman fee per committee meeting	2,000
Other Committee member fee per committee meeting	2,000

     Directors are paid the above fee arrangement for participation in person or by telephone in any meeting of the Board of Directors or any committee thereof.

     In addition, Gray adopted the Directors’ Restricted Stock Plan in 2003. Under the Directors’ Restricted Stock Plan, each director has received a grant of 5,000 restricted shares of Common Stock, and each director except Zell B. Miller also received a subsequent grant of 1,000 restricted shares. The restricted shares granted in the 5,000-share tranches vest over five years in equal annual increments, and those granted in the 1,000-share tranches vested over the four months following the date of grant. Under the Restricted Plan, a maximum of 10,000 restricted shares of Common Stock may be granted to each director in any calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ray M. Deaver, William E. Mayher, III, and Hugh E. Norton are the members of the Management Personnel Committee, which serves as the Compensation Committee of Gray. No member of the Management Personnel Committee was an employee or officer of Gray or any of its subsidiaries during 2004.

REPORT OF MANAGEMENT PERSONNEL COMMITTEE

     The following Report of the Management Personnel Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Gray specifically incorporates this Report by reference therein.

     The Management Personnel Committee of the Board of Directors administers our executive compensation program.

     The goals of our executive compensation program for 2004 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve such goals we rely primarily on salaries, bonuses, options and other compensation for each of our executive officers. Under current policy, our Chief Executive Officer determines the recommended annual compensation level, including bonuses, for all other officers of Gray and its subsidiaries, and then submits these recommendations to the Management Personnel Committee for its review and approval. Such determinations of the Management Personnel Committee are reported to the full Board of Directors, which then has the opportunity to consider and amend such determinations concerning the compensation payable to executive officers. In 2004, the full Board of Directors approved the determinations of the Management Personnel Committee with respect to compensation without making any changes thereto. The Management Personnel Committee’s policy for determining an executive’s salary, bonus and stock option grants is based on the responsibility of such executive, his or her impact on the operations and profitability of Gray or the business unit for which such executive has operating responsibility and the knowledge and experience of such executive.

     In 2004, the Management Personnel Committee utilized the foregoing criteria to determine executive salaries, bonuses and option grants and such salaries, bonuses and option grants are consistent with the foregoing policy. An executive’s annual bonus is based on a percentage of his or her annual base salary. These considerations are subjective in nature and the Management Personnel Committee does not assign relative weights thereto. For 2004, bonuses ranged from 0% to approximately 139% of an executive’s base salary. Whether or not a bonus is in fact earned by an executive is linked to the attainment, by Gray or the business unit for which such executive has operating responsibility, of predetermined operating profit targets based on budgeted operating revenues (which is an objective analysis) and the individual’s contribution to Gray or the business unit (which is a subjective analysis). The Management Personnel Committee approves the operating profit targets annually. When measuring an executive’s individual contribution and performance, the Management Personnel Committee examines the factors, as well as qualitative factors that necessarily involve a subjective judgment by the Management Personnel Committee. In making such subjective determination, the Management Personnel Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual’s performance against such mix in absolute terms in relation to other executives at Gray. In deciding whether or not to grant an option to an individual and in determining the number of shares subject to an option so granted, the Management Personnel Committee takes into account subjective considerations, including the level of such executive’s position and the individual’s contribution to Gray. Although the Management Personnel Committee believes that its compensation structure is similar to that of other comparable communications companies, it did not specifically compare such structure with that of other companies in 2004.

     The annual compensation of Mr. Robinson, Gray’s Chairman and Chief Executive Officer, was set by the Management Personnel Committee at $350,000 in 2004. In addition, he received a bonus of $400,000. His compensation was set after reviewing Gray’s overall performance, success in meeting strategic objectives and the Chief Executive Officer’s personal leadership and accomplishments.

     Submitted by the Management Personnel Committee of the Board of Directors.

Ray M. Deaver, Chairman
William E. Mayher, III
Hugh E. Norton

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     J. Mack Robinson, Chairman and Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation and the beneficial owner of outstanding shares of Bull Run Corporation common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Robinson). Robert S. Prather, Jr., President and Chief Operating Officer and a director of Gray, is President, Chief Executive Officer and a director of Bull Run Corporation and the beneficial owner of outstanding shares of Bull Run Corporation common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Prather). Hilton H. Howell, Jr., Vice Chairman and a director of Gray, is Vice President, Secretary and a director of Bull Run Corporation and beneficial owner of outstanding shares of Bull Run Corporation.

     Through a rights-sharing agreement with Host Communications, Inc. (“Host”), a wholly owned subsidiary of Bull Run Corporation, a related party, the Company participates jointly with Host in the marketing, selling and broadcasting of certain collegiate sporting events and in related programming, production and other associated activities related to the University of Kentucky. The agreement commenced April 1, 2000 and terminates April 15, 2005. The Company shares with Host the profit or loss from these activities. Individual revenues and expenses under this agreement are not separately recorded in the Company’s statement of operations, rather the net amount received is included in broadcasting revenues. The Company’s operating results for 2004, 2003 and 2002 include net profit (loss) from these activities of $101,475, $104,396 and $(168,307), respectively. As a result of the rights-sharing agreement, in certain circumstances, the Company may be called upon for payment of a share of certain upfront rights fees. During 2003, the Company paid $1.5 million under this provision. No similar payments were made in 2004, and none are anticipated under this rights-sharing agreement in 2005. During 2004, the Company received $300,000 of the amount that it had paid in 2003. As of December 31, 2004, the Company is due $0.2 million of undistributed earnings from the contract as well as the remaining $1.2 million outstanding portion of the cash advanced to Host during 2003. This balance of $1.4 million is recorded as a current related party receivable in the consolidated balance sheet at December 31, 2004. This amount is non-interest-bearing and has no due date; however, the Company expects the amount to be received prior to December 31, 2005.

     On October 12, 2004, the University of Kentucky jointly awarded a new sports marketing agreement to the Company and Host. The new agreement will commence on April 16, 2005 and has an initial term of seven years with the option to extend the license for three additional years. Aggregate license fees to be paid to the University of Kentucky over a full ten year term for the agreement will approximate $80.5 million. The Company and Host will share equally the cost of the license fees. As of the date of filing this Annual Report, the Company does not believe that this contract will require consolidation by the Company under the Financial Accounting Standards Board’s Financial Interpretation No. 46. However, the Company continues to research this matter.

     On April 22, 2002, Gray issued $40 million (4,000 shares) of a redeemable and convertible preferred stock to a group of private investors and designated it as Series C Preferred Stock. As part of the transaction, holders of Gray’s Series A and Series B Preferred Stock, which included J. Mack Robinson, Harriett J. Robinson and certain of their affiliates, exchanged all of the outstanding shares of each respective series, an aggregate fair value of approximately $8.6 million, for an equal number of shares of the Series C Preferred Stock. During 2004, Gray paid preferred stock dividends of approximately $673,600 to the affiliated holders of the Series C Preferred Stock. On August 4, 2004, a special committee of independent directors authorized and approved the repurchase of 36 shares of Series C Convertible Preferred shares of stock from Mr. Robinson at its stated redemption price of $10,000 per share.

     During 2004, Gray purchased 75,000 shares of its common stock from Mr. Ray M. Deaver, a member of the Company’s Board of Directors, for $1.1 million, or an average price of $15.20 per share. The price paid to Mr. Deaver was the market value of the shares on the New York Stock Exchange on the date of sale.

     Gray obtains certain workers compensation insurance coverage from Georgia Casualty & Surety Co., which is a wholly-owned subsidiary of Atlantic American Corporation, a publicly traded company in which J. Mack Robinson and certain of his affiliates have a substantial ownership interest. During 2004, Gray paid insurance premiums of approximately $398,000 to Georgia Casualty.

     Gray obtains certain liability, umbrella and workers’ compensation insurance coverages through Insurance Associates of Georgia, an insurance agency which is owned by a son-in-law of Hugh E. Norton, a director of Gray. During 2004, in connection with these coverages, Insurance Associates of Georgia retained commissions of $269,264 paid to it by the various insurance companies providing insurance to Gray and paid $99,810 of such commissions to Norco, Inc. an insurance agency of which Mr. Norton is President and which is owned by Mr. Norton’s wife and daughter. The board has reviewed these arrangements and has determined that, notwithstanding these payments, Mr. Norton is independent within the meaning of Section 303A.02(b) of the NYSE listing standards as further explained under the heading “Corporate Governance.”

     Also see “Compensation Committee Interlocks and Insider Participation.”

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and persons who own more than 10 percent of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10 percent shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

     To our knowledge, based solely on our review of the copies of such reports furnished to us during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent beneficial owners were met, except that directors Ray M. Deaver and Hugh Norton each failed to timely report a transaction on Form 4. In addition, officer Jackson S. Cowart failed to timely file a report on Form 4.

STOCK PERFORMANCE GRAPH

     The following stock performance graphs do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933, as amended or the Securities Exchange Act, except to the extent Gray specifically incorporates these graphs by reference therein.

     The following graphs compare the cumulative total return of the Common Stock and the Class A Common Stock from December 31, 1999 to December 31, 2004 as compared to the stock market total return indexes for (1) The New York Stock Exchange Market Index and (2) The New York Stock Exchange Industry Index based upon the Television Broadcasting Stations Index on December 31, 1999.

     The graphs assume the investment of $100 in the Common Stock and the Class A Common Stock, the New York Stock Exchange Market Index and the NYSE Television Broadcasting Stations Index on December 31, 1999. Dividends are assumed to have been reinvested as paid.

COMMON STOCK

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	Fiscal Year Ending

COMPANY/INDEX/MARKET	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Gray Television, Inc.	100.00	109.56	77.95	73.65	114.99	119.81
TV Broadcasting Stations	100.00	79.35	77.37	63.50	84.36	84.48
NYSE Market Index	100.00	102.38	93.26	76.18	98.69	111.45

CLASS A COMMON STOCK

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	Fiscal Year Ending

COMPANY/INDEX/MARKET	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Gray Television Cl A	100.00	89.95	79.36	68.14	87.78	83.32
TV Broadcasting Stations	100.00	79.35	77.37	63.50	84.36	84.48
NYSE Market Index	100.00	102.38	93.26	76.18	98.69	111.45

REPORT OF AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933, as amended or the Securities Exchange Act, except to the extent Gray specifically incorporates this Report by reference therein.

     The Audit Committee of our Board of Directors is comprised of four directors who are independent and financially literate within the meaning of the NYSE listing standards regarding audit committees. In addition, the Board of Directors has determined that T. L. Elder is an “Audit Committee Financial Expert” as defined by SEC rules. In accordance with its written charter, which was approved and adopted in its current form by our Board of Directors in February 2004, the Audit Committee assists our Board of Directors in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Gray. In addition, the Audit Committee has the authority to select our independent registered public accounting firm. Gray’s Audit Committee Charter prohibits a member of the Audit Committee from serving on more than three public company audit committees.

     Management has primary responsibility for Gray’s financial statements and the overall reporting process, including Gray’s system of internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2004 and discussed them with both management and PricewaterhouseCoopers LLP.

     Management is responsible for Gray’s system of internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for performing an independent audit of Gray’s internal control over financial reporting and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of this process. In connection with these responsibilities, the Audit Committee met with management and PricewaterhouseCoopers LLP to review and discuss management’s assessment of the effectiveness of Gray’s internal controls over financial reporting.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP its independence from Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

     Based upon this review, the Audit Committee recommended to the full Board of Directors that our audited consolidated financial statements be included in Gray’s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Howell W. Newton, Chairman
Richard L. Boger
T. L. Elder
William E. Mayher, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     PricewaterhouseCoopers LLP has been Gray’s principal independent accountants since January 7, 2002.

     PricewaterhouseCoopers LLP audited our annual financial statements for the years ended December 31, 2004 and 2003 and we have selected PricewaterhouseCoopers LLP as our registered independent public accounting firm to audit our financial statements and assess our internal controls over financial reporting for the year ending December 31, 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2005 Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Fees

     The fees billed by PricewaterhouseCoopers LLP for 2004 and 2003 were as follows:

	2004	2003
Audit fees (1)	$1,186,000	$458,000
Audit related fees (2)	87,000	46,000
Tax fees (3)	224,000	174,000
All other fees	-0-	-0-

Total	$1,497,000	$678,000

(1)	Estimated fees for professional services in connection with the audit of our 2004 financial statements and actual fees billed for the audit of our 2003 financial statements. For 2004, includes fees for quarterly reviews of our reports on Form 10-Q, consultation concerning accounting issues discussed with the SEC and consultation concerning compliance with Rule 404 of the Sarbanes-Oxley Act of 2002, which requires the independent registered public accounting firm to audit our evaluation of internal controls over financial reporting. For 2003, includes fees for quarterly reviews of our reports on Form 10-Q and consultation concerning accounting issues with the SEC.

(2)	Fees billed for audit and other services that are typically performed by auditors. For 2004 and 2003, these fees were for audits of our employee benefit plans.

(3)	Fees billed for the review of federal and state income tax returns and for consultations concerning tax compliance and income tax planning.

     In accordance with its written charter, the Audit Committee reviews and discusses with PricewaterhouseCoopers LLP on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Gray by its independent registered public accounting firm.

MARKET PRICE OF THE COMMON STOCK

     As of April 4, 2005, the market value per share of the Common Stock (which underlies options granted under the 2002 Long Term Incentive Plan) was $14.40 equal to the closing price of the Common Stock as reported by the NYSE.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Common Stock and Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2004.

Equity Compensation Plan Table

			Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in 1stcolumn)
Common
Equity compensation
plans approved by
security holders (1)	1,673,455	$10.75	3,447,560

Equity compensation
plans not approved
by security holders (2)	80,000	$10.75	-0-

Total	1,753,455		3,447,560

Class A Common
Equity compensation
plans approved by
security holders (3)	19,337	$17.81	1,350

Equity compensation
plans not approved
by security holders	-0-	$-0-	-0-

Total	19,337		1,350

(1)	Includes securities available for future issuance under the 2002 Long Term Incentive Plan.

(2)	On September 21, 2000, we issued to Hilton H. Howell, Jr., a director and Vice Chairman of Gray, an option to purchase 80,000 shares of Gray Common Stock at an exercise price of $10.75, which represented the fair market value of the Gray Common Stock on the date of grant. The option became exercisable in equal 50% annual increments on the first and second anniversaries of date of grant. The option expires on September 20, 2005.

(3)	Includes securities available for future issuance under the 2002 Long Term Incentive Plan.

SHAREHOLDER PROPOSALS FOR INCLUSION
IN NEXT YEAR’S PROXY STATEMENT

     Proposals of shareholders intended to be presented at Gray’s 2006 Annual Meeting of Shareholders must be received at our principal executive offices by December 13, 2005, in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2006 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 26, 2006 and advise shareholders in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) receive notice of the proposal after the close of business on February 26, 2006. Notices of intention to present proposals at the 2006 Annual Meeting of Shareholders should be addressed to Gray Television, Inc., Attention: Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006.

AVAILABILITY OF FORM 10-K

     Gray will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC. Such requests should be addressed to Gray Television, Inc., P.O. Box 1867, Albany, Georgia 31702-1867, Attention: Investor Relations. Gray’s Annual Report on Form 10-K is available online at www.graytvinc.com.

HOUSEHOLDING

     As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified Gray of their desire to receive multiple copies of this proxy statement. Gray will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Gray Television, Inc., P.O. Box 1867, Albany, Georgia 31702-1867, Attention: Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address above to request that only a single copy of the proxy statement by mailed in the future.

GRAY TELEVISION, INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors of Gray Television, Inc.

     The undersigned shareholder hereby appoints William E. Mayher, III and J. Mack Robinson, and each of them or either one of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares of Common Stock, no par value per share, and Class A Common Stock, no par value per share, of Gray Television, Inc. (“Gray”), held of record by the undersigned on March 30, 2005, at the Annual Meeting of Shareholders of Gray to be held on May 4, 2005 at 9:30 a.m., at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 and at any adjournment or postponement of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS IN THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

--FOLD AND DETACH HERE--

Dear Shareholder:

     Gray Television, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box on the bottom right corner of the other side of this card. This control number must be used to access the system.

     1. To vote over the Internet:

     - Log on to the Internet and go to the website http://www.proxyvoting.com/gtn.

     2. To vote over the telephone:

     - On a touch-tone telephone call 1-866-540-5760, 24 hours a day, 7 days a week.

     Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

     If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Please mark here for address change or comments	☐
SEE REVERSE SIDE.

THE BOARD OF DIRECTORS OF GRAY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	The proposal to elect the eleven directors named below (the “Nominees”), to serve as members of Gray’s Board of Directors, to serve until the next Annual Meeting of Shareholders of Gray and until their successors are duly elected and qualified.

Nominees:
01. Richard L. Boger	05. William E. Mayher, III	09. Robert S. Prather, Jr.
02. Ray M. Deaver	06. Zell B. Miller	10. Harriett J. Robinson
03. T.L. Elder	07. Howell W. Newton	11. J. Mack Robinson
04. Hilton H. Howell, Jr.	08. Hugh E. Norton

☐	FOR all Nominees listed above (except as marked to the contrary below)	☐	Withhold Authority to vote for all Nominees listed above

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided:

2.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

DATED:

Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE
Signature (if held jointly)

This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNED FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.

*FOLD AND DETACH HERE*

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

     YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET

HTTP://WWW.PROXYVOTING.COM/GTN
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.